Exhibit 10.13

Before signing this Contract, Borrower should read the Contract carefully, especially the sections marked with ***, and should confirm that Borrower has no disagreement with the Contract.

BANK OF COMMUNICATIONS LOAN CONTRACT

(For Medium or Short Term Working Capital Loan)

Loan No.: 2009 — 0023

Borrower: Beijing Dehaier Medical Technology Company Limited

Address: 45 Yong An Road, Science Park, Changping District, Beijing, 102200

Legal Representative: Chen Ping

Lender: Industrial and Commercial Bank of China Limited (Hai Dian Branch)

Representative: Xu Tian Ling

According to applicable laws and regulations of the People’s Republic of China (the “PRC”), the Borrower and Lender, after reaching an agreement through negotiations, hereby enter into this contract pursuant to Borrower’s application to Lender for a working capital loan (the “Loan”)

Article 1. The Loan type

1.1. Loan types: For Medium or Short Term Working Capital Loan

Article 2. The purpose of the Loan

2.1. Purpose of the Loan.: The purpose of the line of credit is to allow the Borrower to finance its working capital needs (including equipment purchases).

2.2. Without the consent Party B, Party A shall not change this contract identified in the borrowing

Article 3. Loan amount and Term

3.1. Loan amount: RMB10,000,000

3.2. The period of Loan: from June 2, 2009 through May 20, 2010.

3.3. The Loan under this Loan Contract shall be solely for industrial/business use. Borrower shall not divert the funds under this Loan Contract to any other purpose.

Article 4. Interest Rate and Interest Calculation

4.1. Interest payment and calculation:

The formula for calculating the interest is as follows: Interest on the loan = (the prescribed interest rate under this Loan Contract) x (Loanamount) x (actual days of use), where actual days of use is calculated from the day the Loan is issued.

Settlement of interest under this Loan Contract is to be calculated per month. The settlement date is the 20th day of each month. All principal and interest shall be paid in full on the day the term of the Loan expires.

4.2. Interest rate: Interest shall be paid monthly. The interest rate shall be equal to the benchmark interest rate of the People’s Bank plus 5%.

4.3. During the term of this Loan Contract, interest may be changed as prescribed by the People’s Bank of China when said Bank adjusts its interest rate or rate calculation method, in which case Borrower’s approval is not necessary.

Article 5. Repayment sources of financing and repayment method

5.1. Party A to repay the loan principal and interest of this contract source of funding for the following items, but not limited to, the following items

5.1.1. Sales income and other comprehensive income

5.2. The principal of the Loan should be repaid on the following basis

5.2.1. Repay 2,000,000 on November 20 2009

5.2.2 Repay 3,000,000 on March 20 2010

5.2.3 Repay 5,000,000 on May 20 2010

Article 6 Guarantee

6.1. The Lender shall have a mortgage on the building held by Borrower’s affiliated entity, Beijing Dehaier Technology Company Limited.

Article 7 The rights and obligations of both parties

7.1. Party A’s rights and obligations(Borrower)

7.1.1. Use the fund in accordance with the loan contract

7.1.2. Should the party A want to repay the Loan in advance, party A should get the approval from party B and reimburse the loss of Party B.

7.1.3. Party A should be responsible for the completeness and accruacy of the material prepared for the Loan.

7.1.4. Party A should pay the interest and principal on time.

7.1.5. Party A should cooperate with Party for periodic checking for the loan.

7.2. Party B’s rights and obligations (Lender). Lender shall have the right to examine the following issues before releasing funds under the Loan and shall decide whether to release funds based on results of the examination:

(1) whether Borrower has performed all legally-required procedures such as obtaining government licenses, approvals and registration and other procedures Lender may require of Borrower;

(2) Whether a related guaranty contract is currently in effect.

7.3. Lender has the right to collect the interest for the period between the date of the prepayment and the date of repayment recorded in the Loan Voucher at the rate specified in this Loan Contract.

Article 8. Default Liability:

8.1. Lender will impose penalty interest and compounded interest according to the regulations of the People’s Bank of China in the event that Borrower has not fully repaid the principal or interest under the Loan Contract in a timely manner, or fails to use the Loan’s funds as provided by this Loan Contract.

8.2. *For the recovery of the principal, interest, penalty interest, compounded interest and other fees unpaid by Borrower, Borrower hereby irrevocably authorizes Lender to withdraw funds from its account with the Bank of Communications.

Article 9. Effectiveness, Modification and termination of the Contract

9.1. Upon agreement by both parties, this Loan Contract will become effective upon the affixing of the official Loan seal after authorization from the Lender’s legal representative.

9.2. Should the following case happen, party B have the right to terminate the contract and require party A repay the principal of the Loan.

9.3. Events of Default

9.4. Any of the following events shall be considered a default under this Article:

(1) Borrower misappropriates loan funds;

(2) Borrower is delinquent in its repayment of the principal or interest;

(3) Borrower or guarantor refuses normal financial or operational supervision by Lender, or Borrower or guarantor provides false financial statements or asset appraisal reports;

(4) Borrower or guarantor is involved in illegal activities;

(5) The legal representative or primary management personnel of Borrower or guarantor is involved in a criminal case; or

(6) Borrower experiences any of the events requiring notification listed in Article 5.3, and such event affects Borrower’s ability to repay debt.

9.5. In the event of events of default, Lender has the right to take the following steps:

(1) Stop providing loan funds that Borrower has not yet used;

(2) Unilaterally declare all principal already lent under the Loan Contract to be due ahead of the contract due date and require Borrower immediately to return the principal and pay all interest due; and

(3) Take other remedies as provided by applicable laws and regulations.

Article 10. Settlement of Disputes

10.1. When dispute happen, the both party should settle by themselves first, then turn to local court located in Party B.

Borrower (Official Seal):
Legal Representative or Authorized Representative
(Signature or Personal Seal): /s/ Chen Ping

Date of Signature: 5 May 2009.

Lender (Official Seal):
Legal Representative or Authorized Representative
(Signature or Personal Seal): /s/ Xu Tian Ling

Date of Signature: May 5, 2009.